Exhibit 10.4

BRIGHT HEALTH INC.

2016 STOCK INCENTIVE PLAN

(AS AMENDED THROUGH DECEMBER 21, 2020)

1.            Purpose of Plan.

The purpose of the Bright Health Inc. 2016 Stock Incentive Plan (the “Plan”) is to advance the interests of Bright Health Inc., a Delaware corporation (the “Company”), and its stockholders by enabling the Company and its Subsidiaries to attract and retain persons of ability to perform services for the Company and its Subsidiaries by providing an incentive to such individuals through opportunities for equity participation in the Company and by rewarding such individuals who contribute to the achievement by the Company of its economic objectives.

2.            Definitions.

The following terms will have the meanings set forth below, unless the context clearly otherwise requires. Terms defined elsewhere in the Plan will have the same meaning throughout the Plan.

2.1           “Adverse Action” means any action or conduct by a Participant that the Committee, in its sole discretion, determines to be injurious, detrimental, prejudicial or adverse to the interests of the Company or any Subsidiary, including the Participant, during or within one year after the termination of Service, (a) being employed or retained by or rendering services to any organization that, directly or indirectly, competes with or becomes competitive with the Company or any Subsidiary, or rendering such services that are prejudicial or in conflict with the interests of the Company or any Subsidiary, or otherwise violating any non-compete or non- solicitation agreement with the Company or any Subsidiary, or (b) violating any confidentiality agreement or agreement governing the ownership or assignment of intellectual property rights with the Company or any Subsidiary.

2.2           “Board” means the Board of Directors of the Company.

2.3           “Cause” means “cause” as defined in any employment or other agreement or policy applicable to the Participant’s Service, or if no such agreement or policy exists, will mean (a) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (b) any unlawful or criminal activity of a serious nature, (c) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant’s overall duties, or (d) any material breach by a Participant of any employment, service, independent contractor, consulting, confidentiality, invention, non-compete or non-solicitation agreement entered into with the Company or any Subsidiary; provided, however, that if there is a separate written agreement between the Participant and the Company or any Subsidiary, such agreement shall control in the event of an inconsistency with the definition in this Section 2.3.

2.4           “Change in Control” means an event described in Section 11.1 of the Plan; provided, however, if a change in the time or form of payment of an Incentive Award subject to Section 409A of the Code is triggered by a Change in Control, the term Change in Control will mean a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, as such term is defined in Section 409A of the Code.

2.5           “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code in the Plan will be deemed to include a reference to any applicable rules and regulations thereunder and any successor or amended section of the Code.

2.6           “Committee” means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

2.7           “Common Stock” means the common stock of the Company, $0.0001 par value, or the number and kind of shares of stock or other securities into which such common stock may be changed in accordance with Section 4.3 of the Plan.

2.8           “Director” means a member of the Board.

2.9           “Disability” means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code; provided, however, if a change in the time or form of payment of an Incentive Award subject to Section 409A of the Code is triggered by an Eligible Recipient’s Disability, such term will mean that the Eligible Recipient is disabled as defined by Section 409A of the Code.

2.10         “Eligible Recipients” means all Employees, any Directors who are not Employees and all Third-Party Service Providers.

2.11         “Employee” means any person treated as an employee (including an officer of the Company or a Director who is also treated as an employee) in the records of the Company or any Subsidiary. The Committee will determine in good faith and in the exercise of its sole discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the terms of the Plan as of the time of the Committee’s determination of whether or not the individual is an Employee, all such determinations by the Committee will be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.

2.12         “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a section of the Exchange Act in the Plan will be deemed to include a reference to any applicable rules and regulations thereunder.

2.13          “Fair Market Value” means, with respect to the Common Stock, as of any date: (a) the closing sale price of the Common Stock as of such date at the end of the regular trading session, as reported on any national securities exchange on which the Common Stock is then listed (or, if no shares were traded on such date, as of the next preceding date on which there was such a trade); or (b) if the Common Stock is not so listed, admitted to unlisted trading privileges, or reported on any national securities exchange, the closing sale price as of such date at the end of the regular trading session, as reported by the OTC Bulletin Board or the OTC Markets Group Inc., or other comparable service (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote); or (c) if the Common Stock is not so listed or reported, such price as the Committee determines in good faith by the reasonable application of a reasonable valuation method, taking into account all available information material to the value of the Common Stock, and consistent with the definition of “fair market value” under Section 409A of the Code and in conformity with generally accepted accounting principles in the United States. If determined by the Committee, such determination will be final, conclusive and binding for all purposes and on all persons, including the Company, the stockholders of the Company, the Participants and their respective heirs and other successors-in- interest. No member of the Committee will be liable for any determination regarding the fair market value of the Common Stock that is made in good faith.

2.14          “Incentive Award” means an Option, Restricted Stock Award, Restricted Stock Unit or Other Stock-Based Award granted to an Eligible Recipient pursuant to the Plan.

2.15          “Incentive Award Agreement” means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Incentive Award granted to the Participant.

2.16          “Incentive Stock Option” means a right to purchase shares of Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that qualifies as an “incentive stock option” within the meaning of Section 422 of the Code.

2.17          “Non-Statutory Stock Option” means a right to purchase shares of Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that does not qualify as an Incentive Stock Option.

2.18          “Option” means an Incentive Stock Option or a Non-Statutory Stock Option.

2.19          “Other Stock-Based Award” means an equity-based or equity-related Incentive Award not otherwise described by the terms of the Plan, granted pursuant to Section 8 of the Plan.

2.20          “Participant” means an Eligible Recipient who receives one or more Incentive Awards under the Plan.

2.21          “Previously Acquired Shares” means shares of Common Stock that are already owned by the Participant or, with respect to any Incentive Award, that are to be issued to the Participant upon the grant, exercise or vesting of such Incentive Award.

2.22          “Restricted Stock Award” means an Incentive Award of shares of Common Stock granted to an Eligible Recipient pursuant to Section 7 of the Plan that is subject to restrictions on transferability and a risk of forfeiture.

2.23          “Restricted Stock Unit” means an Incentive Award of shares of Common Stock granted to an Eligible Recipient pursuant to Section 7 of the Plan to receive an amount of cash, a number of shares of Common Stock, or a combination of both, contingent upon the achievement of specified performance objectives or that the Participant remain in the continuous employment or service with the Company for a certain period or other conditions.

2.24          “Retirement” means termination of Service pursuant to and in accordance with the regular (or, if approved by the Board for purposes of the Plan, early) retirement/pension plan or practice of the Company or Subsidiary then covering the Participant, or as otherwise provided by the Committee in its sole discretion.

2.25          “Securities Act” means the Securities Act of 1933, as amended. Any reference to a section of the Securities Act in the Plan will be deemed to include a reference to any applicable rules and regulations thereunder.

2.26          “Service” means a Participant’s employment or service with the Company or any Subsidiary, whether in the capacity of an Employee, a Director or a Third-Party Service Provider. A change in the capacity in which the Participant renders service to the Company or a Subsidiary as an Employee, Director, or Third Party Service Provider, provided that there is no interruption or termination of the Participant’s service with the Company or a Subsidiary, shall not terminate a Participant’s Service, unless the Committee otherwise determines in its sole discretion. A Participant’s Service will be deemed to have terminated either upon an actual termination of Service or upon the Subsidiary for which the Participant performs Service ceasing to be a subsidiary of the Company (unless the Participant continues in the Service of the Company or another Subsidiary). Subject to the foregoing, the Committee, in its sole discretion, will have the authority to determine whether the Participant’s Service has terminated and the effective date of and reason for such termination.

2.27          “Subsidiary” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee, provided the Company has a “controlling interest” in the Subsidiary as defined in Treas. Reg. Sec. 1.409A-1(b)(5)(iii)(E)(1).

2.28          “Tax Date” means the date any withholding tax obligation arises under the Code or other applicable tax statute for a Participant with respect to an Incentive Award.

2.29          “Third-Party Service Provider” means any consultant, agent, advisor or independent contractor who renders services to the Company or a Subsidiary that: (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

3.            Plan Administration.

3.1           The Committee. The Plan will be administered by the Board or by a committee of the Board. Such a committee, if established, will act by majority approval of the members (but may also take action by the written consent of all of the members of such committee), and a majority of the members of such a committee will constitute a quorum. As used in the Plan, “Committee” will refer to the Board or to such a committee, if established. To the extent consistent with the applicable corporate law of the Company’s jurisdiction of incorporation, the Committee may delegate to any officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish. The Committee may exercise its duties, power and authority under the Plan in its sole and absolute discretion without the consent of any Participant or other party, unless the Plan specifically provides otherwise. The Committee will not be obligated to treat Participants or Eligible Recipients uniformly, and determinations made under this Plan may be made by the Committee selectively among Participants or Eligible Recipients, whether or not such Participants and Eligible Recipients are similarly situated. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan, including the determination of Fair Market Value, will be final, conclusive and binding for all purposes and on all persons, including the Company, the stockholders of the Company, the Participants and their respective heirs and other successors-in-interest. No member of the Board or the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Incentive Award granted under the Plan, including any determination regarding current values of the Common Stock that is made in good faith.

3.2           Authority of the Committee.

(a)           In accordance with and subject to the provisions of the Plan, the Committee will have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as consistent with the terms of the Plan, including the following: (i) the Eligible Recipients to be selected as Participants; (ii) the nature and extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which Incentive Awards will vest or become exercisable and whether Incentive Awards will be granted in tandem with other Incentive Awards) and the form of Incentive Award Agreement, if any, evidencing such Incentive Award; (iii) the time or times when Incentive Awards will be granted; (iv) the duration of each Incentive Award; and (v) the restrictions and other conditions to which the payment or vesting of Incentive Awards may be subject. In addition, the Committee will have the authority under the Plan in its sole discretion to pay the economic value of any Incentive Award in the form of cash, Common Stock or any combination of both.

(b)           The Committee will have the authority under the Plan to amend or modify the terms of any outstanding Incentive Award in any manner, including the authority to modify the number of shares or other terms and conditions of an Incentive Award, extend the term of an Incentive Award, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Incentive Award, accept the surrender of any outstanding Incentive Award or, to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards; provided, however that the amended or modified terms are permitted by the Plan as then in effect and that (i) such amendment or modification is permissible pursuant to Section 15 of the Plan, (ii) the amended or modified terms are permitted by the Plan as then in effect and (iii) any Participant adversely affected by such amended or modified terms has consented to such amendment or modification. No amendment or modification to an Incentive Award, however, whether pursuant to this Section 3.2 or any other provisions of the Plan, will be deemed to be a re-grant of such Incentive Award for purposes of this Plan.

(c)            In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other similar change in corporate structure or shares; (ii) any purchase, acquisition, sale, disposition or write-down of a significant amount of assets or a significant business; (iii) any change in accounting principles or practices, tax laws or other such laws or provisions affecting reported results; (iv) any uninsured catastrophic losses or extraordinary non-recurring items as described in Accounting Standards Codification 225-20; or (v) any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the grant or vesting of an Incentive Award, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) may, without the consent of any affected Participant, amend or modify the vesting criteria (including any performance objectives) of any outstanding Incentive Award that is based in whole or in part on the financial performance of the Company (or any Subsidiary or division or other sub-unit thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Committee or the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that the amended or modified terms are permitted by the Plan as then in effect, including the limitations in Section 3.2(a) and 3.2(b).

(d)           In addition to the authority of the Committee under Section 3.2(b) of the Plan and notwithstanding any other provision of the Plan, the Committee may, in its sole discretion, amend the terms of the Plan or Incentive Awards with respect to Participants resident outside of the United States or employed by a non-U.S. Subsidiary in order to comply with local legal requirements, to otherwise protect the Company’s or Subsidiary’s interests, or to meet objectives of the Plan, and may, where appropriate, establish one or more sub-plans (including the adoption of any required rules and regulations) for the purposes of qualifying for preferred tax treatment under foreign tax laws. The Committee will have no authority, however, to take action pursuant to this Section 3.2(d): (i) to reserve shares of Common Stock or grant Incentive Awards in excess of the limitations provided in Section 4.1 of the Plan; (ii) to grant Options having an exercise price in violation of Section 6.2 of the Plan; or (iii) for which stockholder approval would then be required pursuant to Section 422 of the Code.

4.             Shares Available for Issuance.

4.1           Maximum Number of Shares Available. Subject to adjustment as provided in Section 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan, which is the maximum number of shares that may be issued pursuant to the exercise of Incentive Stock Options granted under the Plan, will be 28,070,760 shares. The shares of Common Stock available for issuance under the Plan may, at the election of the Committee, be either treasury shares or shares authorized but unissued, and, if treasury shares are used, all references in the Plan to the issuance of shares will, for corporate law purposes, be deemed to mean the transfer of shares from treasury.

4.2           Accounting for Incentive Awards. The grant of any Incentive Award under the Plan will reduce the maximum number of available shares of Common Stock remaining available for issuance under the Plan by the number of shares subject to such Incentive Award. All shares so subtracted from the amount available under the Plan with respect to an Incentive Award that lapses, expires, is forfeited (including issued shares forfeited under a Restricted Stock Award) or for any reason is terminated unexercised or unvested will automatically again become available for issuance under the Plan; provided, however, that (a) any shares which would have been issued upon any exercise of an Option but for the fact that the exercise price was paid by a “net exercise” pursuant to Section 6.4(b) of the Plan or the tender or attestation as to ownership of Previously Acquired Shares pursuant to Section 6.4(a) of the Plan will not again become available for issuance under the Plan; and (b) shares withheld by the Company to satisfy any tax withholding obligation will not again become available for issuance under the Plan.

4.3           Adjustments to Incentive Awards. Except to the extent that Section 11 applies, in the event of any change in the corporate structure or shares of the Company, whether through reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other similar change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) available for issuance or payment under the Plan and, in order to prevent dilution or enlargement of the rights of Participants, (a) the number and kind of securities or other property (including cash) subject to outstanding Incentive Awards, and (b) the exercise price of outstanding Options.

5.            Participation.

Participants in the Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company or its Subsidiaries. Eligible Recipients may be granted from time to time one or more Incentive Awards, singly or in combination or in tandem with other Incentive Awards, as may be determined by the Committee in its sole discretion. Incentive Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the date of any related Incentive Award Agreement with the Participant.

6.            Options.

6.1           Grant. An Eligible Recipient may be granted one or more Options under the Plan; provided, however, that only an Eligible Recipient who is an Employee may be granted an Incentive Stock Option. Options granted under the Plan will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option. To the extent that any Incentive Stock Option (or portion thereof) granted under the Plan ceases for any reason to qualify as an “incentive stock option” for purposes of Section 422 of the Code, such Incentive Stock Option (or portion thereof) will continue to be outstanding for purposes of the Plan but will thereafter be deemed to be a Non-Statutory Stock Option.

6.2           Exercise Price. The per share price to be paid by a Participant upon exercise of an Option will be determined by the Committee in its sole discretion at the time of the Option grant; provided, however, that such price will not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant (or 110% of the Fair Market Value if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).

6.3           Exercisability and Duration. An Option will become exercisable at such times and in such installments and upon such terms and conditions as may be determined by the Committee in its sole discretion at the time of grant (including (a) the achievement of one or more specified performance objectives; or that (b) the Participant remain in the continuous Service of the Company or a Subsidiary for a certain period); provided, however, that no Incentive Stock Option may be exercisable after ten (10) years from its date of grant (five (5) years from its date of grant if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company). Notwithstanding the foregoing, if the exercise of an Option that is exercisable in accordance with its terms is prevented by the provisions of Section 13.1 of the Plan, the Option will remain exercisable until thirty (30) days after the date such exercise first would no longer be prevented by such provisions, but in any event no later than the expiration date of such Option.

6.4           Payment of Exercise Price.

(a)           The total purchase price of the shares to be purchased upon exercise of an Option must be paid entirely in cash or cash equivalent (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by: (i) tender, or attestation as to ownership, of Previously Acquired Shares that are acceptable to the Committee; (ii) by a “net exercise” of the Option (as further described in paragraph (b) below); (iii) a promissory note (on terms acceptable to the Committee in its sole discretion); (iv) such other consideration as may be approved by the Committee from time to time; or (v) a combination of such methods.

(b)           In the case of a “net exercise” of an Option, the Company will not require a payment of the exercise price of the Option from the Participant but will reduce the number of shares of Common Stock issued upon the exercise by the largest number of whole shares that has a Fair Market Value on the exercise date that does not exceed the aggregate exercise price for the shares exercised under this method. Shares of Common Stock will no longer be outstanding under an Option (and will therefore not thereafter be exercisable) following the exercise of such Option to the extent of (i) shares used to pay the exercise price of an Option under the “net exercise,” (ii) shares actually delivered to the Participant as a result of such exercise and (iii) any shares withheld for purposes of tax withholding pursuant to Section 10.1 of the Plan.

(c)            Previously Acquired Shares tendered or covered by an attestation as payment of an Option exercise price will be valued at their Fair Market Value on the exercise date.

6.5           Manner of Exercise. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the Incentive Award Agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company (Attention: Chief Executive Officer) at its principal executive office and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.4 of the Plan.

6.6           Aggregate Limitation of Stock Subject to Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of the shares of Common Stock with respect to which incentive stock options (within the meaning of Section 422 of the Code) are exercisable for the first time by a Participant during any calendar year (under the Plan and any other incentive stock option plans of the Company or any subsidiary or parent corporation of the Company (within the meaning of the Code)) exceeds $100,000 (or such other amount as may be prescribed by the Code from time to time), such excess Options will be treated as Non-Statutory Stock Options. The determination will be made by taking incentive stock options into account in the order in which they were granted. If such excess only applies to a portion of an Incentive Stock Option, the Committee, in its discretion, will designate which shares will be treated as shares to be acquired upon exercise of an Incentive Stock Option.

6.7           Early Exercise. The Committee may, in its sole discretion, include in an Incentive Award Agreement for an Option a provision pursuant to which the Participant may at any time before termination of the Participant’s Service and prior to the full vesting of the Option elect to exercise the Option as to any part or all of the shares of Common Stock subject to the Option. Any unvested shares of Common Stock so purchased by the Participant will continue to vest in accordance with the vesting terms of the Option and may be subject to a repurchase option in favor of the Company on terms established by the Committee in its sole discretion or to any other restriction(s) the Committee determines to be appropriate.

7.             Restricted Stock Awards and Restricted Stock Units.

7.1            Grant. An Eligible Recipient may be granted one or more Restricted Stock Awards or Restricted Stock Units under the Plan. The Committee may (but need not) require the payment by the Participant of a specified purchase price in connection with a Restricted Stock Award. Restricted Stock Units will be similar to Restricted Stock Awards except that no shares of Common Stock are actually awarded to the Participant on the date of grant of the Restricted Stock Units. Restricted Stock Units will be denominated in shares of Common Stock but paid in cash, shares of Common Stock or a combination of cash and shares of Common Stock as the Committee, in its sole discretion, will determine, and as provided in the Incentive Award Agreement.

7.2            Vesting Requirements. Restricted Stock Awards and Restricted Stock Units will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion, and which will be set forth in an Incentive Award Agreement evidencing such Restricted Stock Award or Restricted Stock Unit. The Committee may (but need not) impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Restricted Stock Awards or Restricted Stock Units as it deems appropriate, including: (a) the achievement of one or more specified performance objectives; or (b) that the Participant remain in the continuous Service of the Company or a Subsidiary for a certain period. If any vesting requirements of a Restricted Stock Award or Restricted Stock Unit are not satisfied, the Restricted Stock Award or Restricted Stock Unit will be forfeited and the shares of Common Stock subject to the forfeited Restricted Stock Award will be returned to the Company and no shares of Common Stock or other consideration will be issued with respect to the forfeited Restricted Stock Unit. If the Participant paid any purchase price with respect to such forfeited shares, unless otherwise provided by the Committee in the Incentive Award Agreement evidencing the Restricted Stock Award, the Company will refund to the Participant the lesser of (x) such purchase price and (y) the Fair Market Value of such shares on the date of forfeiture. Notwithstanding the foregoing, Restricted Stock Awards may in the sole discretion of the Committee be granted without any restrictions or conditions.

7.3           Rights as a Stockholder; Transferability. Except as provided in Sections 7.4, 7.5, 7.6 and 12.3 of the Plan or unless the Committee determines otherwise in its sole discretion (either in the Incentive Award Agreement evidencing the Restricted Stock Award at the time of grant or at any time after the grant of the Restricted Stock Award), a Participant will have all voting, dividend, liquidation and other rights with respect to shares of Common Stock subject to such Restricted Stock Award upon the Participant becoming the holder of record of such shares as if such Participant were a holder of record of shares of unrestricted Common Stock. A Participant will have no voting, dividend, liquidation and other rights with respect to any shares of Common Stock underlying any Restricted Stock Units granted hereunder unless and until the shares of Common Stock are issued under the terms thereof and the Participant becomes the holder of record of such shares.

7.4           Restrictions on Shares Subject to Restricted Stock Awards. In addition to any transfer restrictions set forth in Sections 12 or 13 of the Plan, shares granted under any Restricted Stock Award that are subject to vesting restrictions related to the achievement of any performance objectives or the Participant remaining in the continuous Service of the Company or a Subsidiary for a certain period, and any interest of the Participant in such shares, may not be sold, assigned, transferred, pledged or otherwise disposed of by the Participant, directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, until all such restrictions are removed or have expired, unless otherwise allowed by the Committee in its sole discretion. To enforce the restrictions referred to in this Section 7, the Committee may place a legend on the stock certificates referring to such restrictions and may require the Participant, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent, or to maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificateless book-entry stock account with the Company’s transfer agent.

7.5           Settlement. Upon the vesting of a Restricted Stock Unit, the Restricted Stock Unit will be settled, subject to the terms and conditions of the applicable Incentive Award Agreement, (a) in cash, based upon the Fair Market Value of the vested underlying shares of Common Stock, (b) in shares of Common Stock or (c) a combination thereof, as provided in the Incentive Award Agreement, except to the extent that a Participant has properly elected to defer income that may be attributable to a Restricted Stock Unit under a Company deferred compensation plan or arrangement.

7.6           Dividends, Etc.

(a)           Unless the Committee determines otherwise in its sole discretion (either in the Incentive Award Agreement evidencing the Restricted Stock Award at the time of grant or at any time after the grant of the Restricted Stock Award), any dividends or distributions paid with respect to shares of Common Stock subject to any unvested portion of a Restricted Stock Award will be subject to the same restrictions as the shares to which such dividends, distributions or such other payments relate. The Committee will determine in its sole discretion whether any interest will be paid on such dividends or distributions.

(b)           Unless the Committee determines otherwise in its sole discretion (either in the Incentive Award Agreement evidencing the Restricted Stock Unit at the time of grant or at any time after the grant of the Restricted Sock Unit), any Restricted Stock Unit shall carry with it a right to dividend equivalents, as granted by the Committee in its sole discretion based on the dividends declared on shares of Common Stock that are subject to any Restricted Stock Unit, to be credited as of dividend payment dates, during the period between the date of grant of the Restricted Stock Unit and the date the Restricted Stock Unit is settled. Such dividend equivalents will be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Committee.

7.7           Section 83(b) Election for Stock Award. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant must file, within 30 days following the date of grant, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in the Incentive Award Agreement evidencing the Restricted Stock Award that the Restricted Stock Award is conditioned upon the Participant’s making or refraining from making an election with respect to the Restricted Stock Award under Section 83(b) of the Code.

8.            Other Stock-Based Awards.

8.1           Other Stock-Based Awards. Subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion, the Committee may grant Other Stock-Based Awards not otherwise described by the terms of the Plan (including the grant or offer for sale of unrestricted shares of Common Stock) in such amounts and subject to such terms and conditions as the Committee will determine. Such Incentive Awards may involve the transfer of actual shares of Common Stock to Participants or payment in cash or otherwise of amounts based on the value of shares of Common Stock, and may include Incentive Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

8.2           Value of Other Stock-Based Awards. Each Other Stock-Based Award will be expressed in terms of shares of Common Stock or units based on shares of Common Stock, as determined by the Committee. The Committee may establish performance objectives in its sole discretion for any Other Stock-Based Award. If the Committee exercises its discretion to establish performance objectives for any such Incentive Awards, the number or value of Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the specified performance objectives are met.

8.3           Payment of Other Stock-Based Awards. Payment, if any, with respect to an Other Stock-Based Award will be made in accordance with the terms of the Incentive Award and in cash or shares of Common Stock, as the Committee determines, except to the extent that a Participant has properly elected to defer payment that may be attributable to an Other Stock- Based Award under a Company deferred compensation plan or arrangement.

9.             Termination of Service.

The following provisions will apply upon termination of a Participant’s Service, except to the extent that the Committee provides otherwise in an Incentive Award Agreement at the time of grant or determines otherwise pursuant to Section 9.3, 9.4 or 9.5 of this Plan (and such provisions and determinations need not be uniform among all Incentive Awards granted pursuant to this Plan). Notwithstanding anything to the contrary in the Plan or any Incentive Award Agreement, with respect to any Incentive Award that constitutes the deferral of compensation subject to Code Section 409A, if any amount is payable under such Incentive Award as a result of a Participant’s termination of Service, a termination of Service will be deemed to have occurred only at such time as the Participant has experienced a “separation from service” as such term is defined for purposes of Code Section 409A.

9.1           Termination Due to Death, Disability or Retirement. Subject to Sections 9.4 and 9.5 of the Plan, if a Participant’s Service is terminated by reason of death, Disability or Retirement:

(a)           all outstanding Options held by the Participant as of the effective date of such termination will, to the extent exercisable as of the date of such termination, remain exercisable in full for a period of six (6) months after the date of such termination (but in no event after the expiration date of any such Option), and Options not exercisable as of the date of such termination will be forfeited and terminate; and

(b)           all Restricted Stock Awards held by the Participant as of the effective date of such termination that have not vested as of the date of such termination will be terminated and forfeited.

(c)           all outstanding but unpaid Restricted Stock Units and Other Stock-Based Awards then held by the Participant will be terminated and forfeited; provided, however, that with respect to any such Incentive Awards the vesting of which is based on the achievement of specified performance objectives, if a Participant’s employment or other service with the Company or any Subsidiary, as the case may be, is terminated by reason of death or Disability prior to the end of the performance period of such Incentive Award, but after the conclusion of a portion of the performance period (but in no event less than one year), the Committee may, in its sole discretion, cause shares of Common Stock to be delivered or payment made with respect to the Participant’s Incentive Award, but only if otherwise earned for the entire performance period and only with respect to the portion of the applicable performance period completed at the date of such event, with proration based on full fiscal years only and no shares to be delivered for partial fiscal years. The Committee will consider the provisions of Sections 9.4 and 9.5 of the Plan and will have the discretion to consider any other fact or circumstance in making its decision as to whether to deliver such shares of Common Stock or other payment, including whether the Participant again becomes employed.

9.2           Termination for Reasons Other than Death, Disability or Retirement. Subject to Sections 9.4 and 9.5 of the Plan, if a Participant’s Service is terminated for any reason other than death, Disability or Retirement:

(a)           all outstanding Options held by the Participant as of the effective date of such termination will, to the extent exercisable as of the date of such termination, remain exercisable in full for a period of ninety (90) days after the date of such termination (but in no event after the expiration date of any such Option), and Options not exercisable as of the date of such termination will be forfeited and terminate; and

(b)           all Restricted Stock Awards held by the Participant as of the effective date of such termination that have not vested as of the date of such termination will be terminated and forfeited.

(c)           all outstanding but unpaid Restricted Stock Units and Other Stock-Based Awards then held by the Participant will be terminated and forfeited.

9.3           Modification of Rights Upon Termination. Notwithstanding the other provisions of this Section 9, upon a Participant’s termination of Service, the Committee may, in its sole discretion (which may be exercised at any time on or after the date of grant, including following such termination) cause Options (or any part thereof) then held by such Participant to terminate, to vest and become exercisable, or to continue to vest and become exercisable or to remain exercisable following such termination of Service, and Restricted Stock Awards, Restricted Stock Units or Other Stock-Based Awards then held by such Participant to terminate, vest or become free of restrictions and conditions to payment, as the case may be, following such termination of Service, in each case in the manner determined by the Committee; provided, however, that (a) no Option may remain exercisable beyond its expiration date and (b) any such action adversely affecting any outstanding Incentive Award may not be effective without the consent of the affected Participant (subject to the right of the Committee to take whatever action it deems appropriate under Sections 3.2(c), 4.3, 9.4, 9.5 and 10 of the Plan).

9.4           Additional Forfeiture Events. Notwithstanding anything in this Plan, if a Participant is determined by the Committee, acting in its sole discretion, to have taken any action that would constitute Cause or an Adverse Action, irrespective of whether such action or the Committee’s determination occurs before or after termination of such Participant’s Service and irrespective of whether or not the Participant was terminated for Cause: (a) all rights of the Participant under this Plan and any Incentive Award Agreements evidencing an Incentive Award then held by the Participant will terminate and be forfeited without notice of any kind, and (b) the Committee in its sole discretion may require the Participant to surrender and return to the Company all or any shares of Common Stock received, or to disgorge all or any profits or any other economic value (however defined by the Committee) made or realized by the Participant, during the period beginning one year prior to the Participant’s termination of Service in connection with any Incentive Awards or any shares of Common Stock issued upon the exercise or vesting of any Incentive Awards. The Company may defer the exercise of any Option for a period of up to six (6) months after receipt of the Participant’s written notice of exercise or the issuance of share certificates upon the vesting of any Stock Award for a period of up to six (6) months after the date of such vesting in order for the Committee to make any determination as to the existence of Cause or an Adverse Action. Unless otherwise provided by the Committee in an applicable Incentive Award Agreement, this Section 9.4 will not apply to any Participant following a Change in Control.

9.5           Clawback of Incentive Awards. All Incentive Awards under the Plan will be subject to forfeiture or other penalties required by applicable law or under the requirements of any stock exchange or market upon which the Common Stock is then listed or traded. In addition, all Incentive Awards under the Plan will be subject to any compensation “clawback,” forfeiture or recoupment policy that the Committee may adopt from time to time that is applicable by its terms to the Participant and such forfeiture and/or penalty conditions or provisions as determined by the Committee and set forth in the applicable Incentive Award Agreement.

10.          Payment of Withholding Taxes.

10.1         General Rules. The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, an amount the Company reasonably determines to be the minimum statutory amount necessary to satisfy any and all federal, foreign, state and local withholding and employment-related tax requirements attributable to an Incentive Award, including the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option; (b) withhold cash paid or payable or shares of Common Stock from the shares issued or otherwise issuable to the Participant in connection with an Incentive Award; or (c) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Incentive Award. Shares of Common Stock issued or otherwise issuable to the Participant in connection with an Incentive Award that gives rise to the tax withholding obligation that are withheld for purposes of satisfying the Participant’s withholding or employment-related tax obligation will be valued at their Fair Market Value on the Tax Date.

10.2          Special Rules. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in Section 10.1 of the Plan by electing to tender, or by attestation as to ownership of, Previously Acquired Shares, by delivery of a promissory note (on terms acceptable to the Committee in its sole discretion), or by a combination of such methods. For purposes of satisfying a Participant’s withholding or employment-related tax obligation, Previously Acquired Shares tendered or covered by an attestation will be valued at their Fair Market Value on the Tax Date.

11.          Change in Control.

11.1         Definition. For purposes of this Section 11, a “Change in Control” of the Company means the occurrence of any one of the following: (a) the sale, lease, exchange or other transfer, directly or indirectly, of substantially all of the assets of the Company or an exclusive license granted by the Company of substantially all of its intellectual property (in one transaction or in a series of related transactions) to a person or entity that is not controlled by the Company; (b) the approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; (c) any person becomes after the effective date of the Plan, other than as the result of the sale by the Company of its securities in a financing completed primarily for capital raising purposes, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors; or (d) a merger or consolidation to which the Company is a party if the stockholders of the Company immediately prior to effective date of such merger or consolidation have “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) immediately following the effective date of such merger or consolidation of securities of the surviving corporation representing 50% or less of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors.

11.2         Effect of Change in Control. In connection with a Change in Control, unless provision is made in connection with the Change in Control in the sole discretion of the parties to the Change in Control for the assumption or continuation by the successor entity of Incentive Awards theretofore granted, all outstanding Incentive Awards granted under this Plan, whether or not exercisable or vested, as the case may be, will be canceled and terminated and that in connection with such cancellation and termination the holder of any vested Incentive Award will receive for each share of Common Stock subject to such Incentive Award a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities with a fair market value (as determined by the Committee in good faith) equivalent to such cash payment) equal to the difference, if any, between the consideration received by stockholders of the Company in respect of a share of Common Stock in connection with such Change in Control and the purchase price per share, if any, under the Incentive Award, multiplied by the number of shares of Common Stock subject to such Incentive Award that were vested at the time of cancellation (or in which such Incentive Award is denominated); provided, however, that if such product is zero ($0) or less or to the extent that the Incentive Award is not then vested or exercisable, the Incentive Award may be canceled and terminated without payment therefor. If any portion of the consideration pursuant to a Change in Control may be received by holders of shares of Common Stock on a contingent or delayed basis, the Committee may, in its sole discretion, determine the fair market value per share of such consideration as of the time of the Change in Control on the basis of the Committee’s good faith estimate of the present value of the probable future payment of such consideration.

11.3         Limitation on Change in Control Payments. Notwithstanding anything in Section 11.2 of the Plan to the contrary, if, with respect to a Participant, the acceleration of the vesting or exercisability of an Incentive Award or the payment of cash or other property in exchange for all or part of an Incentive Award (which acceleration or payment could be deemed a “payment” within the meaning of Section 280G(b)(2) of the Code), together with any other “payments” that such Participant has the right to receive from the Company or any corporation that is a member of an “affiliated group” (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then the “payments” to such Participant pursuant to Section 11.2 of the Plan will be reduced to the largest amount as will result in no portion of such “payments” being subject to the excise tax imposed by Section 4999 of the Code; provided, however, that such reduction will be made only if the aggregate amount of the payments after such reduction exceeds the difference between (a) the amount of such payments absent such reduction minus (b) the aggregate amount of the excise tax imposed under Section 4999 of the Code attributable to any such excess parachute payments. Notwithstanding the foregoing sentence, if a Participant is subject to a separate agreement with the Company or a Subsidiary that expressly addresses the potential application of Sections 280G or 4999 of the Code (including that “payments” under such , agreement or otherwise will be reduced, that the Participant will have the discretion to determine which “payments” will be reduced, that such “payments” will not be reduced or that such “payments” will be “grossed up” for tax purposes), then this Section 11.3 will not apply, and any “payments” to a Participant pursuant to Section 11.2 of the Plan will be treated as “payments” arising under such separate agreement.

11.4         Stockholders’ Representative. For purposes of this Section 11.4, “Stockholders’ Representative” means one or more persons or entities appointed by the Company’s stockholders to represent the interests of the stockholders in connection with a Change in Control, including with respect to matters such as: (a) determining any purchase price adjustment after the closing of the Change in Control; (b) taking any actions on behalf of the stockholders between the signing and closing of any agreement providing for such Change in Control (an “Acquisition Agreement”), including determining whether any closing conditions have been satisfied; (c) determining the amount to be paid to the stockholders after the closing of the Change in Control as the result of an earnout or other post closing contingent payment obligation; (d) resolving any disputes relating to the payment to the stockholders of any amounts pursuant to the Acquisition Agreement, including any amounts placed in escrow in connection with the Change in Control, (e) receiving notices on behalf of the stockholders; (f) approving amendments to the Acquisition Agreement or (g) enforcing and protecting the rights and interests of the stockholders arising out of or under or in any manner relating to the Acquisition Agreement and any related agreements or documents, including entering into any settlement or instituting or defending any claim or litigation against the stockholders with respect to the matters contemplated by the Acquisition Agreement and any related agreements or documents and the transactions contemplated thereby. By receiving the grant of an Incentive Award under the Plan, each Participant agrees that (x) any Stockholders’ Representative appointed by the Company’s stockholders in connection with a Change in Control shall, without any further authorization or other action by the Participant, be appointed as such Participant’s representative and attorney-in-fact in connection with such Change in Control on the same terms and to the same extent as such Stockholders’ Representative is appointed by the Company’s stockholders in connection with such Change in Control and (y) the Participant will execute promptly on request of the Company any documents the Company deems necessary or desirable to provide further assurance of the foregoing appointment.

12.          Rights of Eligible Recipients and Participants; Transferability.

12.1         Service. Nothing in the Plan or in any Incentive Award Agreement confers upon any Eligible Recipient or Participant any right to continue in the Service of the Company or any Subsidiary or interferes with or limits in any way the right of the Company or any Subsidiary to terminate: (a) the Service of any Employee at any time, with or without notice and with or without cause; (b) the Service of a Third-Party Service Provider pursuant to the terms of such Third-Party Service Provider’s agreement with the Company or any Subsidiary; or (c) the Service of a Director pursuant to the Bylaws of the Company or any Subsidiary, and any applicable provisions of the corporate law of the state in which the Company or the Subsidiary is incorporated, as the case may be.

12.2         No Rights to Incentive Awards. No Participant or Eligible Recipient will have any claim to be granted any Incentive Award under the Plan.

12.3         Rights as a Stockholder; Dividends. As a holder of an Option, a Participant will have no rights as a stockholder unless and until such Option is exercised for, or paid in the form of, shares of Common Stock and the Participant becomes the holder of record of such shares. Except as otherwise provided in the Plan or otherwise provided by the Committee, no adjustment will be made in the number of shares of Common Stock issuable under an Option as a result of cash dividends or distributions paid to holders of Common Stock prior to the payment of, or issuance of shares of Common Stock under, such Option. In its sole discretion, the Committee may provide in an Incentive Award Agreement for an Option that the Participant will be entitled to receive dividend equivalents, in the form of a cash credit to an account for the benefit of the Participant, for any such dividends and distributions.

12.4         Restrictions on Transfer.

(a)           Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by subsections (b) and (c) below, unless approved by the Committee in its sole discretion, no right or interest of any Participant in an Incentive Award prior to the exercise (in the case of Options) or vesting or issuance (in the case of Restricted Stock Awards, Restricted Stock Units or Other Stock-Based Awards) of such Incentive Award will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise.

(b)           A Participant will be entitled to designate a beneficiary to receive an Incentive Award upon such Participant’s death, and in the event of such Participant’s death, payment of any amounts due under the Plan will be made to, and exercise of any Options (to the extent permitted pursuant to Section 9 of the Plan) may be made by, such beneficiary. If a deceased Participant has failed to designate a beneficiary, or if a beneficiary designated by the Participant fails to survive the Participant, payment of any amounts due under the Plan will be made to, and exercise of any Options (to the extent permitted pursuant to Section 9 of the Plan) may be made by, the Participant’s legal representatives, heirs and legatees. If a deceased Participant has designated a beneficiary and such beneficiary survives the Participant but dies before complete payment of all amounts due under the Plan or exercise of all exercisable Options, then such payments will be made to, and the exercise of such Options may be made by, the legal representatives, heirs and legatees of the beneficiary. Any beneficiary, legal representative, heir or legatee of a Participant who receives an Incentive Award will remain subject to all the terms and conditions applicable to the Participant prior to such receipt.

(c)           Upon a Participant’s request, the Committee may, in its sole discretion, permit a transfer of all or a portion of a Non-Statutory Stock Option, other than for value, to such Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, any person sharing such Participant’s household (other than a tenant or employee), a trust in which any of the foregoing have more than 50% of the beneficial interests, a foundation in which any of the foregoing (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests. Any permitted transferee will remain subject to all the terms and conditions applicable to the Participant prior to the transfer. A permitted transfer may be conditioned upon such requirements as the Committee may, in its sole discretion, determine, including execution or delivery of appropriate acknowledgements, opinion of counsel, or other documents by the transferee.

12.5         Non-Exclusivity of the Plan. Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

13.           Securities Law and Other Restrictions.

13.1         Securities Law Restrictions. Notwithstanding any other provision of the Plan or any Incentive Award Agreements, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Incentive Awards granted under the Plan: (a) unless there is in effect with respect to such shares a registration statement under the Securities Act and any applicable securities laws of a state or foreign jurisdiction or an exemption from such registration under the Securities Act and applicable state or foreign securities laws; (b) unless there has been obtained any other consent, approval or permit from any other U.S. or foreign regulatory body which the Committee, in its sole discretion, deems necessary or advisable; and (c) if at any time at which the Company is not required to file reports with the Securities and Exchange Commission (the “SEC”) pursuant to Sections 12(b), 12(g) or 15(d) of the Exchange Act or the rules and regulations thereunder, such issuance, sale or transfer would cause the number of stockholders of the Company to increase such that the Company would be within ten (10) stockholders of the number that would cause the Company to be required to file reports with the SEC pursuant to Sections 12(g) or 15(d) of the Exchange Act and the rules and regulations thereunder. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

13.2         “Market Stand-Off” Restrictions. Except as otherwise approved by the Committee, the shares of Common Stock acquired in connection with the grant, exercise or vesting of an Incentive Award will be restricted following the effective date of a registration of the Company’s securities under the Securities Act, and the holder thereof will not, without the prior written consent of the Company or the representative(s) of any underwriters, (a) sell, pledge, offer to sell, contract to sell (including any short sale), sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by the Participant who exercised such Option or are thereafter acquired); or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The provisions of this Section 13.2 will not apply (w) unless the executive officers and directors of the Company have agreed to be bound by substantially the same terms and conditions; (x) to public offerings other than the Company’s initial public offering and any public offering made within two (2) years thereafter; (y) to registrations relating solely to securities in connection with employee benefit plans or in connection with mergers, consolidations, reorganizations, or other transactions pursuant Rule 145 under the Securities Act; or (z) to transfers to donees who agree to be similarly bound. The time period for such market stand-off will be determined by the Company and the representative(s) of any underwriters but will in no event exceed one hundred eighty (180) days from the date of the final prospectus with respect to the applicable public offering. The Company may impose stop-transfer instructions during such stand-off period with respect to the shares of Common Stock subject to this restriction if necessary to enforce such restrictions. The underwriters in connection with any such public offering are intended third party beneficiaries of this Section 13.2 and will have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

14.          Compliance with Section 409A.

It is intended that the Plan and all Incentive Awards hereunder be administered in a manner that will comply with the requirements of Section 409A of the Code, or the requirements of an exception to Section 409A of the Code. The Committee is authorized to adopt rules or regulations deemed necessary or appropriate to qualify for an exception from or to comply with the requirements of Section 409A of the Code. Notwithstanding anything in this Section 14 to the contrary, with respect to any Incentive Award subject to Section 409A of the Code: (a) no amendment to or payment under such Incentive Award will be made unless and only to the extent permitted under Section 409A of the Code; and (b) if any amount is payable with respect to any such Incentive Award as a result of a Participant’s “separation from service” at such time as the Participant is a “specified employee” within the meaning of Code Section 409A, then no payment will be made, except as permitted by Code Section 409A, prior to the first business day after the earlier of (i) the date that is six months after the Participant’s separation from service, or (ii) the Participant’s death.

15.          Plan Amendment, Modification and Termination.

The Board may suspend or terminate the Plan or any portion thereof at any time. In addition to the authority of the Committee to amend the Plan under Section 3.2(d) of the Plan, the Board may amend the Plan from time to time in such respects as the Board may deem advisable in order that Incentive Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no amendments to the Plan will be effective without approval of the stockholders of the Company if stockholder approval of the amendment is then required pursuant to Section 422 of the Code. No termination, suspension or amendment of the Plan may adversely affect any outstanding Incentive Award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 3.2, 4.3, 9.4, 9.5 and 11 of the Plan.

16.          Effective Date and Duration of the Plan.

The Plan is effective March 25, 2016, the date it was approved by the Board and the Company’s stockholders. The Plan will terminate at midnight on March 24, 2026, and may be terminated prior to such time by Board action. No Incentive Award will be granted after termination of the Plan. Incentive Awards outstanding upon termination of the Plan may continue to be exercised or become free of restrictions in accordance with their terms.

17.          Acceleration Provision Approval.

Notwithstanding any provision of the Plan to the contrary, no Incentive Award shall include the acceleration of the vesting or exercisability of such Incentive Award in connection with a Change in Control, unless such acceleration provision is approved by the Board (including at least one (1) Investor Director (as defined in the Stockholders’ Agreement)).

18.          Miscellaneous.

18.1         Fractional Shares. No fractional shares of Common Stock will be issued or delivered under the Plan or any Incentive Award. The Committee will determine whether cash, other Incentive Awards or other property will be issued or paid in lieu of fractional shares of Common Stock or whether such fractional shares of Common Stock or any rights thereto will be forfeited or otherwise eliminated by rounding up or down.

18.2         Delivery and Execution of Electronic Documents. To the extent permitted by applicable law, the Company may: (a) deliver by email or other electronic means (including posting on a web site maintained by the Company or by a third party under contract with the Company) all documents relating to this Plan or any Incentive Award hereunder (including prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including annual reports and proxy statements), and (b) permit Participants to electronically execute applicable Plan documents (including Incentive Award Agreements) in a manner prescribed by the Committee.

18.3         Usage. In this Plan, except where otherwise indicated by clear contrary intention, (a) any masculine term used herein also includes the feminine, (b) the plural includes the singular, and the singular includes the plural, (c) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term, and (d) “or” is used in the inclusive sense of “and/or”.

18.4         No Representations or Warranties Regarding Tax Effect. Notwithstanding any provision of the Plan to the contrary, the Company, its Subsidiaries, the Board and the Committee neither represent nor warrant the tax treatment under any federal, state, provincial, local, foreign or other laws of any Incentive Award granted or amounts paid to any Participant under the Plan, including when and to what extent such Incentive Award or amounts may be subject to tax, penalties and interest.

18.5         Governing Law. The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Delaware, notwithstanding the conflicts of laws principles of any jurisdictions.

18.6         Mandatory Jurisdiction. Unless otherwise provided in an Incentive Award Agreement, recipients of an Incentive Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of the State of Minnesota to resolve any and all issues that may arise out of or relate to the Plan or any related Incentive Award Agreement.

18.7         Successors and Assigns. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.

18.8         Construction. Wherever possible, each provision of the Plan and any Incentive Award Agreement will be interpreted so that it is valid under the applicable law. If any provision of the Plan or any Incentive Award Agreement is to any extent invalid under the applicable law, that provision will still be effective to the extent it remains valid. The remainder of the Plan and the Incentive Award Agreement also will continue to be valid, and the entire Plan and Incentive Award Agreement will continue to be valid in other jurisdictions.

18.9          Stockholders’ Agreement. It shall be a condition to the exercise of a Option, or the issuance of Common Stock pursuant to any other Incentive Award, that the optionee or grantee (or its beneficiary, if applicable) agrees in writing to be bound by the terms and conditions of the Stockholders’ Agreement of the Company, dated as of March 25, 2016 (as amended, the “Stockholders’ Agreement”). The rights and obligations of optionees and grantees with respect to Common Stock obtained through any Option or Incentive Award provided in the Plan shall be governed by the terms and conditions of the Stockholders’ Agreement.

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